Van Kampen Trust for Investment Grade New Jersey Municipals
                          Item 77(O) 10F-3 Transactions
                        November 1, 2004 - April 30, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
  New   12/9/    -     $104.8 $102,35  1,000,    0.98%  0.57%   Wachov    UBS
Jersey    04             1     0,000     000                      ia    Financ
Health                                                          Bank,     ial
 Care                                                           Nation  Servic
Facili                                                            al      es
 ties                                                           Associ
Financ                                                          ation,
  ing                                                           Merril
Author                                                            l
  ity                                                           Lynch
                                                                & Co.,
                                                                Morgan
                                                                Stanle
                                                                y, NW
                                                                Capita
                                                                 l (a
                                                                divisi
                                                                on of
                                                                Windso
                                                                  r
                                                                Financ
                                                                 ial
                                                                Group)
                                                                  ,
                                                                Powell
                                                                Capita
                                                                  l
                                                                Market
                                                                  s,
                                                                 Inc.